UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                          March 15,  2011

Phreadz, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into Material Definitive Agreement

See “Item 2.01 – Completion of Acquisition or Disposition of Assets” below for a description of a material definitive agreement we entered into.

Item 2.01        Completion of Acquisition or Disposition of Assets

On March 15, 2011, we entered into an Asset Purchase Agreement (“APA”) with Zonein2, Inc., (“Zonein2”) a California corporation pursuant to which we agreed to acquire certain assets (the “computer code”) for the purchase of Two Million (2,500,000) shares of our common stock payable at the closing of the transaction. The computer code is with some modification and integration a module for creating “zones” within the application contemplated by our business  plan. See Item 8.01 below.

The foregoing description of the APA is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1.

Item 3.02        Unregistered Sales of Equity Securities

In connection with the APA described in Item 2.01, the Company is issuing, 2,500,000 shares of its common stock, par value $0.001 to Zonein2. The transaction is exempt under Section 4(2) and 3(b) of the Securities Act of 1933, as amended, and the rules and regulations promulgated there under, including Regulations D, due to the facts that Zonein2, Inc.  has acquired the shares for investment purposes and not with a view for re-distribution, and, Zonein2, Inc. had access to sufficient information concerning the Company, and the certificate(s) representing such shares will bear a restrictive legend

Item 8.01. Other Events.

On March 16, 2011, the Company opened its web-site “Bizzingo.com.” The web-site describes its new business model, however, it is not fully functional to transact business.

Since the acquisition of Phreadz USA LLC (“Phreadz”) and Universal Data Base of Music USA, LLC (“UDM”) which occurred in April 2010 (“Original Acquisitions”), the Company has evolved its business plan from its initial design and concept. Originally, the Company sought to create a social multimedia network that could compete with leading sites like Facebook™  and Linkedin™ by adding enhanced features and functionality. These features included videos, audio, and slide presentations that can be posted and shared globally. During late 2010, the Company recognized the crowded universe of social media sites, but also recognized that these sites, while wildly popular, lacked a money-making component (or ability to conduct business).  Thus, the Company transformed its business plan from a social network site to a business and transaction oriented site which incorporates the originally contemplated enhanced features and functionality of Phreadz and UDM as well as other technologies. Please refer to the Company’s new web-site www.Bizzingo.com for additional information regarding the Company’s planned business.

The Company anticipates that alpha testing will begin in April 2011 with select business’s and be fully functional by mid-Summer 2011.

Exhibit No.	Item

Exhibit 2.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: March 15, 2011	By:	/s/ Douglas Toth
Douglas Toth, Chairman and CEO